UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, a 33 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).

On August 28, 2009, Crosstex Energy Services, L.P. and Crosstex Energy Services GP, LLC (collectively, the “Sellers”), subsidiaries of the Partnership, entered into a Partnership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with KM Treating GP LLC, a subsidiary of Kinder-Morgan Energy Partners, L.P. (the “Purchaser”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers have agreed to sell the Partnership’s natural gas treating business, consisting of all of the partnership interests of Crosstex Treating Services, L.P. (the “Transferred Assets”), and the Purchaser has agreed to purchase the Transferred Assets (the “Transaction”) for a purchase price of $266 million, in cash, subject to certain adjustments as provided for in the Purchase Agreement. The Transaction is expected to close in the fourth quarter of 2009.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnities, including a “no shop” provision in favor of the Purchaser. The Purchase Agreement is also subject to customary closing conditions, including the approval of the lenders under the Partnership’s revolving credit and senior note agreements and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. There can be no assurance as to whether any government or other third party approvals or reviews can be obtained or completed within the time frame specified above, if at all.

Subject to certain exceptions, under the terms of the Purchase Agreement, the Sellers have agreed that, for a period of 2 years after the closing, neither the Sellers nor their affiliates will engage in the business of natural gas treating services.

The Purchase Agreement may be terminated for specified reasons, including by either the Purchaser or the Sellers if the Transaction does not close on or before December 1, 2009.

The Partnership has guaranteed the obligations of the Sellers under the Purchase Agreement.

As contemplated by the Purchase Agreement, following the closing of the Transaction, the Sellers will provide to the Purchaser certain services on a transitional basis.

The foregoing includes a summary of certain of the principal provisions of the Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached as exhibit 2.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2009, the Registrant issued a press release announcing the disposition of the Transferred Assets. A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
2.1	—	Partnership Interest Purchase and Sale Agreement, dated as of August 28, 2009, among Crosstex Energy Services, L.P., Crosstex Energy Services GP, LLC, Crosstex Treating Services, L.P. and KM Treating GP LLC (incorporated by reference to exhibit 2.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 28, 2009, filed with the Commission on September 3, 2009).
99.1	—	Press Release dated August 31, 2009 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 28, 2009, filed with the Commission on September 3, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: September 3, 2009	By:	/s/ William W. Davis

William W. Davis Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1	—	Partnership Interest Purchase and Sale Agreement, dated as of August 28, 2009, among Crosstex Energy Services, L.P., Crosstex Energy Services GP, LLC, Crosstex Treating Services, L.P. and KM Treating GP LLC (incorporated by reference to exhibit 2.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 28, 2009, filed with the Commission on September 3, 2009).
99.1	—	Press Release dated August 31, 2009 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 28, 2009, filed with the Commission on September 3, 2009).